UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2006

ARGYLE SECURITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 to the Current Report on Form 8-K dated April 18, 2006 is being filed to include a copy of the letter of Argyle Security Acquisition Corporation’s former principal accountants.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 18, 2006, the Board of Directors of Argyle Security Acquisition Corporation (the “Company”) dismissed Goldstein Golub Kessler LLP (“Goldstein”) as the Company’s principal accountants.

During the Company’s fiscal year ended December 31, 2005 and the subsequent interim period ended April 18, 2006, there were no disagreements with Goldstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Goldstein on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2005 and as of and for the interim period ended January 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K, for the year ended December 31, 2005 and the subsequent interim period ended April 18, 2006.

Attached as Exhibit 16.1 is a copy of Goldstein’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Goldstein Golub Kessler LLP to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006	ARGYLE SECURITY ACQUISITION CORPORATION

	By:	/s/ Bob Marbut
Bob Marbut Chairman and Co-Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Goldstein Golub Kessler LLP to the SEC